UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2016
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective April 12, 2016, the board of directors of Performant Financial Corporation (the “Company”) elected Harold T. Leach, Jr. as the Chief Compliance Officer of the Company and elected Jeffrey R. Haughton to succeed Mr. Leach as the Chief Operating Officer of the Company.
Prior to being elected Chief Operating Officer, Mr. Haughton served as our Executive Vice President since joining the Company in July 2014. From July 2013 until joining the Company in July 2014, Mr. Haughton was a Managing Director of Investment Banking at Financial Technology Partners. Prior to joining Financial Technology Partners, Mr. Haughton spent 15 years with Goldman, Sachs & Co. At Goldman, Sachs & Co., Mr. Haughton had been a Managing Director since 2008, specializing in the financial services and financial technology sectors. He received his Bachelor’s Degree in Economics from The University of California, Los Angeles.
In connection with their election as Chief Financial Officer and Chief Compliance Officer, respectively, effective as of April 12, 2016, Mr. Haughton’s base salary became $345,000 per annum and Mr. Leach’s base salary became $242,000 per annum. Additionally, on April 12, 2016, the Company’s board of directors approved a one-time restricted stock unit award for Mr. Haughton with respect to 82,270 shares of the Company’s common stock (the “Award”). The Award was granted under the Company’s Amended and Restated 2012 Stock Incentive Plan. The Award will vest in four equal installments on each of the first four anniversaries of the grant date provided that Mr. Haughton remains employed by the Company on each vesting date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 15, 2016
PERFORMANT FINANCIAL CORPORATION

By: /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer